Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS OF PENSECO FINANCIAL SERVICES CORPORATION

As amended through February 21, 2012

ARTICLE I

PLACE OF BUSINESS

The principal office for the transaction of business of Penseco Financial Services Corporation (the “Corporation”) shall be in the City of Scranton, Pennsylvania (until otherwise determined in the manner prescribed by law, the principal office shall be located at 150 North Washington Avenue, and the business of the Corporation may be carried on at such other locations as the board of directors of the Corporation (“the Board”) may from time to time determine or as the business of the Corporation requires).

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. The annual meeting of the shareholders shall be held at such place within the Commonwealth of Pennsylvania once each calendar year on such date and at such time as may be fixed by the Board.

A written or printed notice of every such meeting shall be mailed to each shareholder, charges prepaid, at least ten days before the date of the meeting to his, her or its last known address as appears on the books of the Corporation.

Section 2.2. (a) At each annual meeting, the shareholders shall elect directors and shall transact such other business as may properly come before them.

(b) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (1) by or at the direction of the Board or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2.

(c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (2) of section (b) of this Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing, if the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (c) of Section 2.2 with respect to such proposal. A shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (B) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (C) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Corporation if so elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (C) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

(d) Notwithstanding anything in paragraph (c) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased pursuant to an act of the Board and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (c) of this Section 2.2, a shareholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

Section 2.3. (a) Special meetings of the shareholders may be called at any time by the Chairman, the President, or the Board. At any time, upon the written request of any person entitled to call a special meeting as provided in this Section, the Secretary shall call a special meeting of the shareholders to be held at such time as the notice shall specify, but not more than sixty days after the receipt of the request for such meeting. A written or printed notice for every special meeting, specifying the purpose and time and place thereof, shall be mailed by the Secretary to the shareholders of record, in the manner provided in Section 2.1, at least ten days before the date of such meeting, and shall include a description of the general nature of the business to be transacted at the meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b) Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (c) of Section 2.2 of these Bylaws shall be received by the Secretary at the principal office of the Corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.4. (a) Only such persons who are nominated in accordance with the procedures set forth in this Article 2 and Section 3.2 shall be eligible to serve as directors on the Board and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the Corporation, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 2 and, if any proposed nomination or business is not in compliance with this Article 2, to declare that such defective proposal or nomination shall be disregarded.

(b) For purposes of this Article 2, “public announcement” shall mean disclosure through any method (or combination of methods) that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 2.5. Any annual or special meeting of the shareholders may be adjourned for any period of time, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected. If there should be a failure to elect directors at any annual meeting, the directors already in office shall continue to hold their offices until their successors are duly elected and qualified.

Section 2.6. In advance of any meeting of shareholders, the Board may appoint a judge or judges of election who need not be shareholders, to act at such meeting or any adjournment thereof. If a judge or judges of election for any reason be not so appointed, the presiding officer of the meeting shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as judge.

In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting, or at the meeting by the person acting as the presiding officer of the meeting.

The judge, or judges of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

On request of the presiding officer of the meeting, or of any shareholder or his proxy, the judge or judges shall make a report in, writing of any challenge or question or matter determined by him or them, and execute a certificate of any fact found by him or them. Any report or certificate made by the judge or judges, shall be prima facie evidence of the facts stated therein.

Section 2.7. Except as provided in the Articles of Incorporation of the Corporation or these Bylaws, at all meetings of the shareholders, every shareholder entitled to vote shall be entitled to one vote for each share standing in his or her respective name on the books, and each such shareholder entitled to vote may vote either in person or by proxy, duly executed in writing, but no proxy shall be valid unless executed within 11 months previous to the meeting, at which it is to be used.

Except as otherwise set forth in the Articles of Incorporation of the Corporation or these By-Laws, any corporate act authorized by the affirmative vote of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 2.8. In all elections for Directors every shareholder entitled to vote shall have the right, in person, or by proxy, to multiply the number of votes to which he may be entitled by the number of directors to be elected, he may cast his whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected.

Section 2.9. The shareholders may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called meeting of shareholders, and the power of shareholders to consent in writing without a meeting is specifically denied.

Section 2.10. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal place of business and shall be subject to inspection by any shareholder for any proper purpose at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder for any proper purpose during the whole time of the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. The business of the Corporation shall be managed by a board of directors. The number of the Corporation’s directors shall be fixed from time to time by resolution of the board of directors. There shall be four classes of directors, each class shall be as nearly equal in number as possible. At each annual meeting of shareholders, the number of directors of the class whose terms are to expire shall be elected to serve for a period of four years.

Changes in this provision (providing for classes and staggered terms for directors) shall require the affirmative vote of 3/4ths of the outstanding shares of the Corporation.

Section 3.2. Every director must be a shareholder of the Corporation, shall own on the date of his election in his own right at least one share of the Corporation’s stock and shall comply with any stock ownership policy adopted by the Board and in effect from time to time. Any director shall cease to act when no longer holding such a share, which fact shall be reported to the Board by the Secretary, whereupon the Board shall declare the seat of such director vacated.

Section 3.3. Vacancies on the Board, including those caused by death, resignation, or disqualification of any director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of directors, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class for which such person has been chosen expires, and until his successor has been selected and qualified.

Section 3.4. Chairman and Vice Chairman. Each year, the Board shall elect a Chairman and may elect a Vice Chairman. It shall be the responsibility of the Chairman to prepare the agenda for meetings of the Board, to preside over meetings of the Board, to communicate with management on behalf of the Board and to perform such other actions as directed by the Board. If a Vice Chairman is elected and the Chairman is unavailable to perform the aforesaid duties, the Vice Chairman shall perform such duties.

Section 3.5. Meetings of the Board shall be held at such place within the Commonwealth of Pennsylvania as designated by the Chairman.

Section 3.6. A majority of all the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors who are present at a meeting at which a quorum is present, shall be the acts of the Board. Any director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting.

Section 3.7. The Board shall meet for organization and regular business each year immediately following the annual meeting of shareholders. Subsequent regular meetings of the Board shall be held on such day and at such hour and at such frequency as the Board shall from time to time designate.

Section 3.8. Special meetings of the Board may be called by the Chairman at any time and shall be called whenever three or more members of the Board so request in writing.

Section 3.9. Notice of every special meeting of the Board, specifying the business to be transacted thereat, shall be given by the secretary of the Board to each member of the Board at least one day before the date of such meeting. In case of any emergency, requiring, in the opinion of the Chairman, prompt attention, he may call forthwith a meeting of the Board to act thereon.

Section 3.10. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.11. The Board shall keep complete records of its proceedings in a minute book kept for that purpose alone. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes. The reports of officers and committees shall be filed with the secretary of the Board.

Section 3.12. The Board may fix, from time to time, reasonable compensation to be paid to each director annually for his service to the Corporation and in addition reasonable compensation for attending meetings of the Board or any of its committees. A director may be a salaried officer of the Corporation.

Section 3.13. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chairman, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE IV

BOARD COMMITTEES

Section 4.1. For the proper conduct of the business of the Corporation, there shall be at least three standing committees of the Board consisting of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, and shall be such other committees as the Board shall establish.

Section 4.2. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three directors, as determined by the Board from time to time. A majority of the Nominating and Corporate Governance Committee shall constitute a quorum. The Nominating and Corporate Governance Committee shall be responsible for reviewing, from time to time, the Corporation’s Articles of Incorporation and Bylaws, corporate governance guidelines and other governance policies and recommending to the Board changes thereto, and recommending, for the Board’s selection, nominees for director of the Corporation. The Nominating and Corporate Governance Committee shall have such other responsibilities, powers and authorities as may be set forth in a committee charter approved by resolution of the Board from time to time.

Section 4.3. Audit Committee. The Audit Committee shall consist of not less than three directors, as determined by the Board from time to time. A majority of the Audit Committee shall constitute a quorum. The Audit Committee shall be responsible for overseeing the preparation of financial reports and other financial information of the Corporation and its subsidiaries for submission to any governmental or regulatory body, the public, or other users thereof, and the maintenance of internal controls and procedures for financial reporting. The Audit Committee shall have such other responsibilities, powers and authorities as may be set forth in a committee charter approved by resolution of the Board from time to time.

Section 4.4. Compensation Committee. The Compensation Committee shall consist of not less than three directors, as determined by the Board from time to time. A majority of the members of the Compensation Committee shall constitute a quorum. The Committee shall be responsible for reviewing and recommending to the Board compensation policies and practices for the employees of the Corporation and its subsidiaries, and the appropriate structure and amount of compensation for directors, and for administering the Corporation’s equity incentive programs. The Compensation Committee shall have such other responsibilities, powers and authorities as may be set forth in a committee charter approved by resolution of the Board from time to time.

Section 4.5. Other Committees. (a) The Board may, by vote of a majority of the whole Board, establish, change the membership of or terminate the existence of any other committee or committees of the Board, any such committee to consist of one or more directors; and determine the extent to which each such committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation; excepting, however, such powers which by law, by the Articles of Incorporation or by these By-Laws they are prohibited from so delegating.

(b) Executive Committee. Without limiting the generality of paragraph (a) of this Section 4.5, the Board may, from time to time, establish and maintain an Executive Committee, which shall consist of the Chairman, the President and not less than three other Directors. Meetings of the Executive Committee may be called at any time by the Chairman or the President. A majority of the Executive Committee shall constitute a quorum. The Executive Committee may be called into session at any time between the meetings of the Board, and shall have and may exercise all of the powers and authority of the Board to act upon any business of the Corporation requiring immediate action, except that the Executive Committee shall not have any power or authority to act on those matters which, by applicable law or regulation, require action of the entire Board.

Section 4.6. General. Unless otherwise provided by a resolution of the Board or a committee charter approved by the Board, the business of each committee shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board. Each committee shall keep regular minutes of its meetings and, the minutes shall be presented to the Board. Each committee of the Board and each committee member shall serve at the pleasure of the Board.

ARTICLE V

OFFICERS

Section 5.1. The Board shall, at its first meeting following the annual meeting of shareholders, elect a President, Secretary and Treasurer, and may elect one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries, and such other officers and assistant officers as it may authorize from time to time.

Section 5.2. The President. The President shall be responsible for general supervision of all the departments and business of the Corporation; he shall prescribe the duties of the other officers and employees and see to the proper performance thereof and in general shall perform all the acts incident to his office or prescribed by the Board.

Section 5.3. The Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the President or the Board. Any Vice President designated as an Executive Vice-President by the Board shall perform the duties and have the powers of the President in the absence of the President.

Section 5.4. The Treasurer. The Treasurer shall receive and take charge of all money, securities, and evidences of indebtedness belonging to or in the possession of the Corporation. He shall see that proper accounts are kept and that proper reports are made to the officers, Board and other persons or authorities entitled thereto.

He shall deposit such of the funds of the Corporation as are to be deposited in such other institution, or institutions as are authorized by law to receive the same and as may be designated as a depository for such funds by a majority of all the members of the Board excluding any directors who are officers or directors in such depositories.

He shall also perform such other duties as may from time to time be prescribed by the Board or the President. The Treasurer shall not engage in any other gainful profession,

business, occupation or calling either, directly or indirectly, but this shall not be construed to affect the right to be at the same time a member of the Board of the incorporated institution in which he is the Treasurer.

Section 5.5. The Assistant Treasurers. The Assistant Treasurers shall perform such duties as shall be prescribed by the Board, the President or the Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall have authority to perform the duties of the Treasurer.

Section 5.6. The Secretary. The Secretary shall keep the minutes of the meetings of the Board and of the shareholders. He or one of the Assistant Secretaries shall see that proper notices are sent of all meetings of which notice is required. He shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments property executed on behalf of the Corporation, and generally, shall perform such other duties as may be prescribed from time to time by the Board or the President.

Section 5.7. The Assistant Secretaries. The Assistant Secretaries shall perform such duties as shall be prescribed by the Board, the President or the Secretary, and in the absence of the Secretary, shall perform the duties of his office.

Section 5.8. Other Officers. All other officers shall have such power and duties as may from time to time be given them by the Board or the President.

ARTICLE VI

AUTHORITY OF EXECUTIVE OFFICERS

Section 6.1. The President, any Executive Vice President, and any other officer as may from time to time be designated an executive officer by the Board (each, an “Executive Officer”), shall each have authority and power to execute and to affix the seal of the Corporation to any power of attorney necessary to effect the transfer of any stocks, bonds, loans or scrip standing in the name of the Corporation.

Section 6.2. The Executive Officers shall each have the authority to assign any and all registered, bonds standing at any time in the name of the Corporation and to appoint one or more attorneys for that purpose.

Section 6.3. The Executive Officers shall each have the power and authority to transfer any policies of fire and title insurance at any time standing in the name of the Corporation.

Section 6.4. The Executive Officers and their designees are authorized to do and perform such corporate and official acts as are needful in the carrying on of the business of the Corporation, subject always to the directions of the Board. Subject to like limitation, they are fully empowered to make and execute all deeds, leases, releases, agreements, contracts, bills of sale, assignments, letters of attorney or of substitution and other instruments which may be needful to sell, assign, transfer, convey, release and assure or lease to any party entitled thereto, whether purchaser, lessee or transferee, any estate or property, real or personal, stocks, bonds, loans, insurance policies, storage receipts, certificates of deposit, scrip, or evidences of debt at any time standing in the name of the Corporation or of any officer on behalf of the Corporation or held or controlled by it and to affix its corporate seat to any and all such instruments, and to acknowledge or prove the same.

Section 6.5. The Executive Officers shall have power and authority to sign checks, drafts, letters of credit, orders, receipts or acquaintances, and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation.

ARTICLE VII

EMPLOYEES

Section 7.1. Employees of the Corporation other than the officers, may be appointed or dismissed by the President or in his absence by any Executive Vice President. Officers of the Corporation may be dismissed only by action of the Board. A list of employees, their duties and salaries, shall be submitted to the Board should it at any time so require.

Section 7.2. No director, officer or employee shall disclose any of the business of the Corporation, not of a public nature or required by legal authority, except the necessary information to patrons concerning their individual business.

ARTICLE VIII

BONDS

All officers and employees of the Corporation and, in addition, any director, who is authorized to receive payments of moneys or to handle negotiable securities on behalf of the Corporation shall, before entering upon the performance of their duties, at the expense of the Corporation, shall be bonded in such amounts and with such surety as is approved by the Board.

ARTICLE IX

DIVIDENDS

The Board may declare, subject to the limitations prescribed by law, dividends on the shares of the Corporation of so much of the profits as shall appear advisable to the Board, making the same payable at a time in its discretion.

ARTICLE X

CERTIFICATES FOR SHARES

Section 10.1. Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board, except as otherwise required by law or the Articles.

Section 10.2. To the extent that certificates for shares of the Corporation are issued, each such share certificate shall be signed by the President or one of the Vice Presidents and by the Treasurer or one of the Assistant Treasurers and sealed with the corporate seal.

Section 10.3. To the extent that certificates for shares of the Corporation are issued and a certificate for shares is lost or destroyed, another may be issued in its place upon the following conditions:

(a) The owner of the said certificate shall produce an affidavit that the said certificate has been either lost or destroyed; that he is unable to find the same; that he has not at any time sold, pledged or otherwise disposed of any part of his interest in, or title to, the said shares and that the said affidavit is made in order to obtain a new certificate.

(b) The owner of the said shares shall furnish a bond in form and with surety to be approved by the President or a Vice President in such amount as the Board shall determine; but not less than double the par value of the shares, conditioned to indemnify the Corporation against loss by reason of the issuance of a new certificate, and to deliver to the Corporation, duly assigned, the lost certificate, if found.

Section 10.4. The transfer book for shares of the Corporation may be closed for such length of time as the directors may determine from time to time before the payment of any dividends and before any annual or special meeting of shareholders.

ARTICLE XI

CORPORATE SEAL

The seal of the Corporation shall contain the words “PENSECO FINANCIAL SERVICES CORPORATION,” Incorporated 1997, Scranton, Pennsylvania.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year, and end on the thirty-first day of December in each year.

ARTICLE XIII

LIABILITY AND INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

No director shall be personally liable for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Any person, including but not limited to directors, officers, employees, and agents, their heirs, executors and administrators, shall be indemnified and saved harmless out of the assets and profits of the Corporation to the fullest extent permitted under applicable law from and against all actions, costs, charges, losses, damages, and expenses which they shall or may incur or sustain by or by reason of any act done, concurred in or committed in or about the execution of their duty, or supposed duty, in their respective positions, provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct, or recklessness.

Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. This right of indemnification is not intended to exclude other rights of such persons under the law or any contract.

ARTICLE XIV

AMENDMENTS

These By-Laws may be amended at any regular meeting of the shareholders or at any special meeting called for that purpose by the vote of, except as otherwise provided in these By-Laws, a majority in interest of the shareholders; provided that notice of the proposed amendments shall be sent to the shareholders at least ten days before the meeting.

These By-Laws may also be amended by the Board (except as to By-Laws fixing the qualifications, classification or terms of office of directors) subject to the power of the shareholders to change such action.